Exhibit n(iv) under Form N-1A
Exhibit (99) under Item 601/Reg. S-K
                          CLASS A SHARES EXHIBIT

                                    TO

                           MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of a portion of the applicable sales load ("dealer reallowance")and a shareholder service fee. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Class A Shares will bear the following fees and expenses:

FEES AND EXPENSES       MAXIMUM AMOUNT ALLOCATED CLASS A SHARES

SALES LOAD              Up to 5.5% of the public offering price

CONTINGENT DEFERRED

SALES CHARGE ("CDSC")   0.00%

SHAREHOLDER SERVICE FEE Up to 25 basis points (0.25%) of the average daily net asset value

12B-1 FEE               As set forth in the attached Schedule

REDEMPTION FEE          As set forth in the attached Schedule

OTHER EXPENSES          Itemized expenses incurred by the Fund with respect to
                        holders of Class A Shares as described in Section 3 of the Plan



2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:      None

EXCHANGE PRIVILEGE:     Class A Shares may be exchanged for Class A Shares of
                        any other Fund

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

                                                                 REVISED 9/17/07




3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)   BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

       PURCHASE AMOUNT                     SALES LOAD AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

       Less than $50,000                   5.50%

       $50,000 but less than $100,000      4.50%

       $100,000 but less than $250,000     3.75%

       $250,000 but less than $500,000     2.50%

       $500,000 but less than $1 million   2.00%

       $1 million or greater               0.00%



(B)     FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

       PURCHASE AMOUNT                     SALES CHARGE AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

       Less than $100,000                  4.50%

       $100,000 but less than $250,000     3.75%

       $250,000 but less than $500,000     2.50%

       $500,000 but less than $1 million   2.00%

       $1 million or greater               0.00%



(C)     MODIFIED FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

       PURCHASE AMOUNT                     SALES CHARGE AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

       Less than $1 million                1.00%

       $1 million or greater               0.00%

                                                                 REVISED 9/17/07


(D)   MONEY MARKET LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

      PURCHASE AMOUNT                      SALES CHARGE AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

      All purchases                        0.00%



(E)   ULTRASHORT BOND LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

       PURCHASE AMOUNT                     SALES CHARGE AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

       Less than $50,000                   2.00%

       $50,000 but less than $100,000      1.75%

       $100,000 but less than $250,000     1.50%

       $250,000 +                          0.00%



 (F)    MICHIGAN INTERMEDIATE MUNICIPAL TRUST LOAD SCHEDULE

        PURCHASE AMOUNT                    SALES CHARGE AS A PERCENTAGE OF

                                           PUBLIC OFFERING PRICE

        Less than $50,000                  3.00%

        $50,000 but less than $100,000     2.50%

        $100,000 but less than $250,000    2.00%

        $250,000 but less than $500,000    1.50%

        $500,000 but less than $1 million  1.00%

        $1 million or greater              0.00%


 (G)"LARGE TICKET" PURCHASES

Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of
(x) the purchase price of the Class A Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.

                                                                 REVISED 9/17/07


(H)REDUCING OR ELIMINATING THE SALES LOAD

Contingent upon notification to the Fund's principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:

      {circle}Discounts achieved by combining concurrent purchases of and/or current investment in Class A, Class B, Class C, Class F, and Class K Shares, made or held by (or on behalf of) the investor, the investor's spouse, and the investor's children under age 21 (regardless of whether the purchases or investments are made or held directly or through an investment professional or through a single-participant retirement account); provided that such purchases and investments can be linked using tax identification numbers (TINs), social security numbers (SSNs), or Broker Identification Numbers (BINs); and

      {circle}Letters of intent to purchase a certain amount of Class A
         Shares within a thirteen month period.

 (I)    WAIVER OF SALES LOAD

      Contingent upon notification to the Fund's principal underwriter or transfer agent, no sales load shall be assessed on purchases of Class A Shares made:

      *  within 120 days of redeeming shares of an equal or greater amount;

      * through a financial intermediary that did not receive a dealer reallowance on the purchase;

      *  with reinvested dividends or capital gains;

            {circle}by shareholders who originally became shareholders of a Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;

      * by Federated Life Members (Federated shareholders who originally were issued shares through the "Liberty Account", which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account);

      * by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons; and

      *  pursuant to the exchange privilege.



(J)     WAIVER OF CONTINGENT DEFFERED SALES CHARGE ON LARGE-TICKET PURCHASES

Contingent upon notification to the Fund's principal underwriter or transfer agent, the 75 basis point (0.75%) CDSC applicable in connection with the "large-ticket" purchase program described above, will not be imposed on redemptions:

      {circle}Following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;

      {circle}representing minimum required distributions from an Individual
         Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

      {circle}of Shares that were reinvested within 120 days of a previous redemption;

      {circle}of Shares held by the by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

      {circle}of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase;

      {circle}of Shares purchased with reinvested dividends or capital gains;

      {circle}imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and

      {circle}of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

4. SPECIAL OFFER PROGRAM

   [NOTE: The 30 month CDSC period connected with of this program expired in September of 2002]

   During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program. Class A Shares purchased through this Special Offer were subject to a CDSC of 2.00% on redemptions which occurred within 30 months after the purchase, which amount was to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program could be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which were exchanged for Class A Shares of other Funds during the 30 month CDSC period incurred the CDSC fee upon redemption. However, no sales load was charged for such an exchange

5. REDEMPTION FEE

   For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

   A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under Section 529 of the Code.

                                                                 REVISED 9/17/07


                               SCHEDULE OF FUNDS

                            OFFERING CLASS A SHARES

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1. CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

MULTIPLE CLASS COMPANY                    12B-1 REDEMPTION
Series                                    FEE   FEE

FEDERATED AMERICAN LEADERS FUND, INC.     None  None

FEDERATED EQUITY FUNDS
Federated Capital Appreciation Fund       0.25% None
Federated InterContinental Fund           0.25% 2% on shares redeemed or
                                                exchanged within 30 days of
                                                purchase
Federated Kaufmann Fund                   0.25% None
FEDERATED KAUFMANN LARGE CAP FUND         0.25% NONE
Federated Kaufmann Small Cap Fund         0.25% None
Federated Market Opportunity Fund         0.25% None
Federated Mid-Cap Growth Strategies Fund  None  None
Federated Strategic Value Fund            0.25% None
Federated Technology Fund                 0.25% None

FEDERATED EQUITY INCOME FUND, INC.        0.50% None

FEDERATED INCOME SECURITIES TRUST
Federated Capital Income Fund             None  None
Federated Muni and Stock Advantage Fund   0.25% None
Federated Real Return Bond Fund           0.25% None
Federated Stock and California Muni Fund  0.25% None

FEDERATED INTERNATIONAL SERIES, INC.
Federated International Equity Fund       None  2% on shares redeemed or
                                                exchanged within 30 days of
                                                purchase

FEDERATED MDT SERIES
Federated MDT All Cap Core Fund           0.25% None
Federated MDT Balanced Fund               0.25% None
Federated MDT Large Cap Growth Fund       0.25% None
Federated MDT Mid Cap Growth Fund         0.25% None
Federated MDT Small Cap Core Fund         0.25% None
Federated MDT Small Cap Growth Fund       0.25% None
Federated MDT Small Cap Value Fund        0.25% None
Federated MDT Tax Aware/All Cap Core Fund 0.25% None

FEDERATED MANAGED ALLOCATION PORTFOLIOS
Federated Balanced Allocation Fund        0.25% None
Federated Target ETF Fund 2015            0.25% None
Federated Target ETF Fund 2025            0.25% None
Federated Target ETF Fund 2035            0.25% None

FEDERATED STOCK AND BOND FUND, INC.       None  None

                                                                 REVISED 9/17/07

FEDERATED WORLD INVESTMENT SERIES, INC.
Federated International Capital Appreciation Fund 0.25% 2% on shares redeemed or exchanged within 30 days
                                                        of purchase
Federated International Small Company Fund        0.25% 2% on shares redeemed or
                                                        exchanged within 30 days
                                                        of purchase
Federated International Value Fund                0.25% 2% on shares redeemed or
                                                        exchanged within 30 days
                                                        of purchase

2.  CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

MULTIPLE CLASS COMPANY                         12B-1 REDEMPTION
Series                                         FEE   FEE

FEDERATED FIXED INCOME SECURITIES, INC.
Federated Strategic Income Fund                None  None

FEDERATED GOVERNMENT INCOME SECURITIES, INC.   0.25% None

FEDERATED HIGH INCOME BOND FUND, INC.          None  2% on shares redeemed or
                                                     exchanged within 90 days of
                                                     purchase

FEDERATED INCOME SECURITIES TRUST
Federated Fund for U.S. Government Securities  None  None

FEDERATED INTERNATIONAL SERIES, INC.
Federated International Bond Fund              0.25% None

FEDERATED INVESTMENT SERIES FUNDS, INC.
Federated Bond Fund                            0.25% None

FEDERATED MUNICIPAL SECURITIES FUND, INC.      None  None

FEDERATED MUNICIPAL SECURITIES INCOME TRUST
Federated California Municipal Income Fund     0.25% None
Federated Municipal High Yield Advantage Fund  0.25% None
Federated New York Municipal Income Fund       0.25% None
Federated North Carolina Municipal Income Fund 0.25% None
Federated Pennsylvania Municipal Income Fund   0.40% None

FEDERATED TOTAL RETURN SERIES, INC.
Federated Total Return Bond Fund               0.25% None

FEDERATED WORLD INVESTMENT SERIES, INC.
Federated International High Income Fund       0.25% None

                                                                 REVISED 9/17/07


3.  CLASS A SHARES SUBJECT TO THE MODIFIED FIXED INCOME SALES LOAD SCHEDULE

-------------------------------------------------------
|MULTIPLE CLASS COMPANY              |12B-1|REDEMPTION|
|Series                              |FEE  |FEE       |
-------------------------------------------------------
|                                    |     |          |
-------------------------------------------------------
|FEDERATED INCOME SECURITIES TRUST   |     |          |
-------------------------------------------------------
|Federated Short-Term Income Fund    |0.50%|None      |
-------------------------------------------------------
|                                    |     |          |
-------------------------------------------------------
|FEDERATED SHORT-TERM MUNICIPAL TRUST|0.25%|None      |
-------------------------------------------------------


4. CLASS A SHARES SUBJECT TO THE MONEY MARKET LOAD SCHEDULE

-------------------------------------------------------------
|MULTIPLE CLASS COMPANY                    |12B-1|REDEMPTION|
|Series                                    |FEE  |FEE       |
-------------------------------------------------------------
|                                          |     |          |
-------------------------------------------------------------
|MONEY MARKET OBLIGATIONS TRUST            |     |          |
-------------------------------------------------------------
|Liberty U.S. Government Money Market Trust|None |None      |
-------------------------------------------------------------
e


5. CLASS A SHARES SUBJECT TO THE ULTRASHORT BOND LOAD SCHEDULE

----------------------------------------------------------------
|MULTIPLE CLASS COMPANY                       |12B-1|REDEMPTION|
|Series                                       |FEE  |FEE       |
----------------------------------------------------------------
|                                             |     |          |
----------------------------------------------------------------
|FEDERATED FIXED INCOME SECURITIES, INC.      |     |          |
----------------------------------------------------------------
|Federated Municipal Ultrashort Fund          |0.25%|None      |
----------------------------------------------------------------
|                                             |     |          |
----------------------------------------------------------------
|FEDERATED INSTITUTIONAL TRUST                |     |          |
----------------------------------------------------------------
|Federated Government Ultrashort Duration Fund|0.25%|None      |
----------------------------------------------------------------
|                                             |     |          |
----------------------------------------------------------------
|FEDERATED TOTAL RETURN SERIES, INC.          |     |          |
----------------------------------------------------------------
|Federated Ultrashort Bond Fund               |0.30%|None      |
----------------------------------------------------------------


6.  CLASS A SHARES SUBJECT TO THE MICHIGAN INTERMEDIATE MUNICIPAL
    TRUST LOAD SCHEDULE

------------------------------------------------------------------
|MULTIPLE CLASS COMPANY                         |12B-1|REDEMPTION|
|Series                                         |FEE  |FEE       |
------------------------------------------------------------------
|                                               |     |          |
------------------------------------------------------------------
|FEDERATED MUNICIPAL SECURITIES INCOME TRUST    |     |          |
------------------------------------------------------------------
|Federated Michigan Intermediate Municipal Trust|None |None      |
------------------------------------------------------------------


7.  CLASS A SHARES NOT PARTICIPATING IN THE LARGE TICKET PURCHASE PROGRAM

MULTIPLE CLASS COMPANY                  Series
FEDERATED FIXED INCOME SECURITIES, INC. Federated Municipal Ultrashort Fund
FEDERATED INSTITUTIONAL TRUST           Federated Government Ultrashort Duration Fund
FEDERATED TOTAL RETURN SERIES, INC.     Federated Ultrashort Bond Fund